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                                                                   EXHIBIT 10.51

               IN THE COURT OF COMMON PLEAS OF LOGAN COUNTY, OHIO


Peoples Benefit Life Insurance Company            )
(Through Its Agent AEGON USA Realty               )
Advisors, Inc.) fka Providian Life and Health     )
Insurance Company fka National Home               )
Life Assurance Company,                           )
                                                  )
                        Plaintiff,                )    Case No. CV99-02-0035
                                                  )
     v.                                           )    Judge Mark S. O'Connor
                                                  )
Brunner Companies Income Properties L.P. III,     )
et al., c/o Brunner Management, L/P.              )
c/o Hull/Storey Development, LLC,                 )
                                                  )
                         Defendants.              )


                    MUTUAL RELEASE AND SETTLEMENT AGREEMENT

         This Mutual Release and Settlement Agreement entered into this 8th day of December, 1999, by and between PEOPLES BENEFIT LIFE INSURANCE COMPANY, by and through its agent, AEGON USA REALTY ADVISORS, INC., hereinafter referred to as "Peoples", and BRUNNER COMPANIES INCOME PROPERTIES, L.P., III hereinafter referred to as "Brunner".

W I T N E S S E T H:

         WHEREAS, Peoples has instituted action against Brunner in the Logan County, Ohio Common Pleas Court, as Case No. CV99-02-0035.

         WHEREAS, Brunner has heretofore objected to any relief sought by Peoples regarding any claims against Brunner for any non-recourse debt alleged to have been owed to Peoples and secured by property of Brunner; and
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         WHEREAS, Peoples has heretofore sought and obtained a Summary Judgment and Order of Sale of that certain property owned by Brunner and heretofore given as security for a non-recourse debt to Peoples; and

         WHEREAS, Brunner is in possession of certain funds in which Peoples maintains it has an interest and a portion of which Peoples alleges to be owed by Brunner; and

         WHEREAS, the parties hereto are desirous of settling between them any and all claims that have been made or could have been made by each against the other in the above-styled civil action;

         NOW THEREFORE IN CONSIDERATION OF THE PREMISES, and the mutual undertakings of the parties, the benefits of which shall flow each to the other, the parties hereto do agree as follows:

                                       1.

         That Peoples has heretofore obtained a Summary Judgment and Order of Sale in the aforesaid civil action, and pursuant thereto, a judicial sale of the real property has occurred on October 20, 1999, and the same has been confirmed by Order dated November 4, 1999.

                                       2.

         That Peoples shall enter a Notice of Satisfaction of Judgment in the aforesaid civil action.

                                       3.

         That simultaneously with the execution of this Mutual Release and Settlement Agreement, Brunner shall pay to Peoples the sum of Sixty-Two Thousand Five Hundred ($62,500.00) Dollars and in consideration of such payment and other valuable consideration, the sufficiency of which and the receipt of which are hereby acknowledged, Peoples, its respective


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officers, directors, employees, executors, administrators, agents, attorneys, successors and assigns shall and do hereby release and discharge, and by these presents do release and forever discharge Brunner, its respective officers, directors, employees, executors, administrators, agents, attorneys, successors and assigns, and all other persons, firms or corporations whomsoever of and from all claims, demands, damages, action or causes of action resulting, or to result, known and unknown, which have been asserted or could have been asserted in the aforesaid civil action, except and to the extent that Brunner shall receive any rental income, reimbursement, or other form of income in any way related to the aforesaid real property subsequent to June 22, 1999, Brunner shall be obligated to forthwith pay the same to Peoples.

                                       4.

         That simultaneously with the execution of this Mutual Release and Settlement Agreement, and in consideration thereof, and other valuable consideration, the sufficiency of which and the receipt of which are hereby acknowledged, Brunner, its respective officers, directors, employees, executors, administrators, agents, attorneys, successors and assigns shall and do hereby release and discharge, and by these presents do release and forever discharge Peoples, its respective officers, directors, employees, executors, administrators, agents, attorneys, successors and assigns, and all other persons, firms or corporations whomsoever, including Aegon USA Realty Advisors, Inc., of and from all claims, demands, damages, action or causes of action resulting, or to result, known and unknown, which have been asserted or could have been asserted in the aforesaid civil action.

                                       5.

         That it is understood and agreed that this settlement is the compromise of potential, doubtful and disputed claims and that this Mutual Release and Settlement agreement is


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not and shall not be construed to be an admission of liability or guilt on the part of the parties hereby released.

                                       6.

         That this Mutual Release and Settlement Agreement is entered into by and between the parties hereto without any party admitting any liability to the other; all such liability being expressly denied.

                                       7.

         That the undersigned hereby declare that this Mutual Release and Settlement agreement contains the entire understanding among the parties and that the terms hereof have been completely read and are fully understood and voluntarily accepted for the purpose of making a full compromise, adjustment and settlement of all claims referred to above and for the express purpose of precluding any future litigation based upon any such claims.

         Signed, sealed and delivered at Cedar Rapids, on this 8th day of December, 1999.

                                       PEOPLES BENEFIT LIFE
                                       INSURANCE COMPANY



                                       By: /s/ Thomas L. Nordstrom
                                          --------------------------
                                       As its: Second Vice President



SWORN TO AND SUBSCRIBED BEFORE
ME THIS 8TH DAY OF DECEMBER, 1999,
IN THE PRESENCE OF:



/s/ Tamra L. Brus
---------------------------------
Tamra L. Brus

NOTARY PUBLIC STATE OF IA


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                                             BRUNNER COMPANIES
                                             INCOME PROPERTIES, L.P., III

                                             By: /s/ James M. Hull
                                                -------------------------
                                             As its: Agent

SWORN TO AND SUBSCRIBED BEFORE
ME THIS 6th DAY OF JANUARY, 2000
IN THE PRESENCE OF:


/s/ J. Richard Dunstan
----------------------

/s/ Kathy S. Huskey
----------------------
NOTARY PUBLIC
STATE OF GEORGIA


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